Exhibit 99.1

Press Release	GB&T BANCSHARES, INC. (NASDAQ - GBTB)

Company Release - 04/20/2005 09:00

GB&T Bancshares Reports First Quarter Net Income of $3.0 Million, Up 35.0%

Declares Second Quarter Cash Dividend of $0.085, up 11.8% from First Quarter

GAINESVILLE, Ga., April 20, 2005 (PRIMEZONE) — GB&T Bancshares, Inc. (Nasdaq:GBTB), a fast-growing multi-bank holding company operating six community banks based in Georgia, reported first quarter 2005 net income of $3.0 million, a 35.0 percent increase over the $2.2 million reported for the first quarter of 2004. Strong earnings reflect the Company’s double-digit balance sheet growth achieved through organic expansion combined with an active acquisition strategy. During the last twelve months, loans increased 51.8 percent and core deposits increased 46.8 percent.

Diluted earnings per share for the first quarter of 2005 were $0.25 compared with $0.26 for the prior-year period. The earnings per share comparison reflects a 41.1 percent increase in average diluted shares outstanding to 12,245,467 arising from shares issued in connection with three bank acquisitions over the past 12 months and a public offering of 1,651,680 shares completed in the fourth quarter of 2004.

At a meeting held on April 18, 2005, the Board of Directors of GB&T Bancshares declared a second quarter cash dividend of $0.085 per share on the Company’s common stock. This represents an increase of $0.009, or 11.8 percent, above the previous quarter. The declared dividend is payable on May 13, 2005 to shareholders of record as of the close of business on May 2, 2005.

The annualized returns on average assets (“ROA”) and average equity (“ROE”) for the first quarter of 2005 were 0.91 percent and 6.65 percent, respectively, compared with 0.93 percent and 9.14 percent for the prior-year first quarter. Adjusted to exclude intangibles, the annualized return on average tangible assets (“ROTA”) and average tangible equity (“ROTE”) were 0.95 percent and 9.98 percent, respectively, compared with 0.97 percent and 13.77 percent for the prior-year first quarter.

Richard A. Hunt, President and CEO, commented, “We are extremely pleased with our performance this quarter. Our earnings continue to strengthen as we selectively expand our franchise into attractive, growing Georgia communities. Each market that we enter provides on-going opportunities for commercial loan and core deposit growth; organic loan growth for the past twelve months was 17.3 percent and organic core deposits grew 15.1 percent and now account for 51.6 percent of our deposit base. We believe a balance of acquisitions and continued organic growth is the best strategy to maximize shareholder value over time.

“We are strongly committed to the concept of community banking, and we strive to maintain a combination of service, expertise and local decision-making in each of our banks. Our latest acquisition, Gwinnett-based FNBG Bancshares, Inc., parent of First National Bank of Gwinnett, reflects this philosophy. We look forward to enhancing its reputation and expanding its customer base in the thriving, populous county of Gwinnett.”

Total revenue, defined as net interest income plus non-interest income, was $15.5 million for the first quarter of 2005, an increase of 31.5 percent over the $11.8 million reported in the first quarter of 2004. Since the first quarter of 2004, net interest income increased 43.4 percent, to $12.7 million, reflecting a 39.1 percent growth in average earning assets and a 16 basis point increase in the net interest margin to 4.29 percent (a 10 basis point increase from the preceding quarter). Mr. Hunt noted, “Our commercial loan and core deposit growth should position us for wider margins in this rising rate environment. We are pleased with this quarter’s margin improvement and anticipate a continuation of this trend near term.”

Non-interest income for the first quarter of 2005 was $2.8 million, compared with $2.9 million for the first quarter of 2004. Excluding gains from the sale of investment securities in both periods, non-interest income increased 4.6 percent to $2.8 million. Service charges on deposit accounts, up 8.5 percent, represented the largest dollar increase in fee income. Other categories showed only modest changes.

Non-interest expense was well-controlled, and was outpaced by both asset growth and revenue growth. Non-interest expense was $10.6 million in the first quarter of 2005, an increase of 26.9 percent over the $8.3 million reported for the first quarter of 2004, resulting in improved efficiencies. Salaries and employee benefits expense, the largest component of non-interest expense, increased 28.0 percent; the number of full-time equivalent employees increased 17.8 percent, primarily as a result of the three recent acquisitions. GB&T Bancshares’ efficiency ratio improved to 68.35 percent for the first quarter of 2005 from 72.45 percent for the prior-year first quarter.

Nonperforming assets at March 31, 2005, were 0.82 percent of assets compared with 0.86 percent at December 31, 2004 and 0.62 percent at March 31, 2004. Annualized net charge-offs for the first quarter of 2005 were 0.14 percent of average loans compared with 0.29 percent for the fourth quarter of 2004 and 0.003 percent for the first quarter of 2004. Loan loss reserves at March 31, 2005 were 1.13 percent of total loans. Mr. Hunt commented, “Our asset quality is sound. Nonperforming assets on a relative basis improved modestly over the linked quarter and our charge-offs continue to be low. The year-over-year increase in nonperforming assets reflects a secured commercial loan added to nonperforming status in the fourth quarter of 2004. We are comfortable with our reserve coverage on that loan.”

Total assets were $1.5 billion at March 31, 2005, an increase of $496.4 million, or 50.9 percent, from March 31, 2004. The FNBG Bancshares, Inc., Lumpkin County Bank and Southern Heritage Bancorp, Inc. acquisitions accounted for $349.3 million or 70.4 percent of the increase. Excluding these three acquisitions, organic growth during this same period was $147.1 million or 15.1 percent. Loans rose $375.1 million or 51.8 percent to $1.1 billion at March 31, 2005 compared with the prior-year first quarter. Exclusive of the three acquisitions, which accounted for $249.8 million of this increase, loans grew $125.3 million, or 17.3 percent. Total deposits increased to $1.1 billion, up $338.0 million or 44.6 percent from year-ago levels. Also excluding the acquisitions, total deposits increased $64.2 million, or 8.5 percent.

Shareholders’ equity at March 31, 2005 was $199.4 million, a twelve-month increase of $100.0 million, or 100.7 percent, reflecting the impact of two bank acquisitions during the third quarter of 2004, one acquisition during the first quarter of 2005 and a public offering during the fourth quarter of 2004. Shareholders’ equity was 13.6 percent of period-end assets. GB&T Bancshares had 12,641,076 shares of common stock outstanding at March 31, 2005.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating six community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South and First National Bank of Gwinnett. In addition, the Company owns a consumer finance company, Community Loan Company, with eight offices located in Northern Georgia. As of March 31, 2005, GB&T Bancshares had assets of $1.5 billion, with 26 branches located in high-growth Georgia markets. GB&T Bancshares’ common stock is listed on the Nasdaq National Market under the symbol “GBTB.” Visit the Company’s website www.gbt.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding our proposed acquisitions, projected growth in the counties in which we operate, our efficiency, loan loss reserves, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (6) costs or difficulties related to the integration of our businesses may be greater than expected; (7) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (9) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

G B & T Bancshares Inc.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	(Dollars in thousands except per share amounts)
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	2005	2004	2004	2004	2004
EARNINGS
Net interest income	$12,746	11,716	10,610	9,110	8,886
Provision for loan loss	$482	465	332	325	284
Other income	$2,757	3,238	2,699	2,942	2,899
Other expense	$10,595	9,901	9,456	8,475	8,348
Net income	$3,011	2,975	2,400	2,233	2,230
Non-recurring income/expense (after-tax)	$0	230	127	0	0
Operating income	$3,011	2,745	2,527	2,233	2,230

PER SHARE DATA
Basic earnings per share	$0.25	0.28	0.25	0.26	0.26
Diluted earnings per share	$0.25	0.27	0.25	0.26	0.26
Operating diluted earnings per share	$0.25	0.25	0.26	0.26	0.26
Book value per share	$15.77	14.84	13.57	11.57	11.65

Tangible book value per share	$9.90	10.19	8.11	7.75	7.79
Cash dividend per share	$0.076	0.076	0.076	0.076	0.072

PERFORMANCE RATIOS
Return on average assets	0.91%	0.95%	0.84%	0.91%	0.93%
Return on average tangible assets	0.95%	0.99%	0.88%	0.94%	0.97%
Return on average equity	6.65%	7.74%	7.80%	9.05%	9.14%
Return on average tangible equity	9.98%	12.06%	12.72%	13.53%	13.77%
Net interest margin	4.29%	4.19%	4.15%	4.09%	4.13%
Other expense/Average assets	3.19%	3.16%	3.33%	3.44%	3.49%
Efficiency Ratio	68.35%	67.90%	69.51%	72.40%	72.45%
Other income/Total operating revenue	17.78%	19.65%	20.28%	22.18%	22.88%

MARKET DATA
Market value per share — Period end	$21.66	24.12	22.06	23.90	22.52
Market as a % of book	1.37	1.63	1.63	2.07	1.93
Cash dividend yield	1.40%	1.26%	1.38%	1.27%	1.28%
Common stock dividend payout ratio	30.40%	28.15%	30.40%	29.23%	28.13%
Period-end common shares outstanding (000)	12,641	11,772	10,052	8,593	8,528
Common stock market capitalization ($ Millions)	$273.81	283.95	221.74	205.37	192.04

CAPITAL & LIQUIDITY
Equity to assets	13.56%	13.71%	11.23%	9.94%	10.20%
Period-end tangible equity to tangible assets	8.97%	9.84%	7.03%	6.88%	7.06%
Total risk-based capital ratio	n/a	16.27%	12.95%	11.66%	11.78%
Average loans to deposits	101.38%	97.99%	96.09%	95.54%	97.39%

ASSET QUALITY
Net charge-offs	$346	666	132	342	6
(Ann.) Net loan charge-offs/Average loans	0.140%	0.285%	0.062%	0.186%	0.003%
Non-performing loans	$10,213	10,059	4,905	2,511	2,951
OREOs	$1,451	620	1,240	1,368	2,053
90-day past dues	$364	328	1,110	1,096	1,053
NPAs + 90 day past due/Total assets	0.82%	0.86%	0.60%	0.50%	0.62%
Allowance for loan losses/Total loans	1.13%	1.16%	1.25%	1.21%	1.24%
Allowance for loan losses/NPA’s + 90 days past due	103.64%	100.49%	155.23%	180.64%	148.65%

END OF PERIOD BALANCES
Total loans, net of un-earned fees	$1,099,344	955,880	904,407	745,437	724,282
Total assets	$1,470,574	1,274,136	1,215,373	1,000,519	974,213
Deposits	$1,096,190	928,603	940,867	778,364	758,178
Stockholders’ equity	$199,367	174,715	136,440	99,431	99,327
Full-time equivalent employees	457	453	440	384	388

AVERAGE BALANCES
Loans	$1,004,588	928,935	840,569	738,092	720,063
Total earning assets	$1,204,489	1,111,717	1,016,482	896,534	866,228
Total assets	$1,347,362	1,246,184	1,130,820	990,519	960,962
Deposits	$990,944	947,975	874,783	772,587	739,353
Stockholders’ equity	$183,586	152,932	122,336	99,254	98,137

The following table provides a detailed analysis of Non-GAAP measures.

Reconciliation Table

(Dollars in thousands)

	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004

Book value per share	$15.77	14.84	13.57	11.57	11.65
Effect of intangible assets per share	$(5.87)	(4.65)	(5.46)	(3.82)	(3.86)
Tangible book value per share	$9.90	10.19	8.11	7.75	7.79

Return on average assets	0.91%	0.95%	0.84%	0.91%	0.93%
Effect of in-tangible assets	0.04%	0.04%	0.04%	0.03%	0.05%
Return on average tangible assets	0.95%	0.99%	0.88%	0.94%	0.97%

Return on average equity	6.65%	7.74%	7.80%	9.05%	9.14%
Effect of in-tangible assets	3.33%	4.32%	4.93%	4.48%	4.63%
Return on average tangible equity	9.98%	12.06%	12.72%	13.53%	13.77%

Equity to assets	13.56%	13.71%	11.23%	9.94%	10.20%
Effect of in-tangible assets	-4.59%	-3.88%	-4.20%	-3.06%	-3.14%
Period-end tangible equity to tangible assets	8.97%	9.84%	7.03%	6.88%	7.06%

GB&T Bancshares, Inc.

Condensed Consolidated Statement of Condition

	3/31/2005	3/31/2004
	(Unaudited)	(Unaudited)
Assets (in thousands):

Cash and due from banks	$29,522	$18,237
Interest-bearing deposits in banks	823	546
Federal funds sold	10,818	16,306
Total cash and equivalents	41,163	35,089

Securities available-for-sale, at fair value	196,613	137,249
Restricted equity securities	8,734	4,763
Total securities	205,347	142,012

Loans	1,099,344	724,282
Allowance for loan losses	12,466	9,004
Loans, net	1,086,878	715,278

Premises and equipment	36,096	25,950
Goodwill and intangible assets	74,550	32,909
Other assets	26,540	22,975
Total assets	$1,470,574	$974,213

Liabilities and Stockholders’ Equity (in thousands):

Deposits:
Non interest-bearing	$142,496	$86,797
Interest-bearing	953,694	671,381
Total deposits	1,096,190	758,178

Federal funds purchased and securities sold under repurchase agreements	30,584	11,973
Federal Home Loan Bank advances	97,891	77,580
Other borrowings	838	1,330
Other liabilities	15,806	10,361
Company guaranteed trust preferred securities	29,898	15,464
Total liabilities	1,271,207	874,886

Stockholders’ equity:
Capital stock	163,691	68,280
Retained earnings	37,666	30,012
Accumulated other comprehensive income (loss)	(1,990)	1,035
Total stockholders’ equity	199,367	99,327
Total liabilities and stockholders’ equity	$1,470,574	$974,213

GB&T BANCSHARES, INC.  AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended
	March 31,
	2005	2004
	(Dollars in thousands,
	except per share amounts)
Interest income:
Loans, including fees	$16,959	$11,645
Taxable securities	1,699	985
Nontaxable securities	165	184
Federal funds sold	46	27
Interest-bearing deposits in banks	10	1
Total interest income	18,879	12,842
Interest expense:
Deposits	4,631	2,903
Federal funds purchased and securities sold under repurchase agreements	155	48
Federal Home Loan Bank advances	874	800
Other borrowings	473	205
Total interest expense	6,133	3,956
Net interest income	12,746	8,886

Provision for loan losses	482	284
Net interest income after provision for loan losses	12,264	8,602

Other income:
Service charges on deposit accounts	1,512	1,394
Mortgage origination fees	465	460
Insurance commissions	147	144
Gain on sale of securities	1	263
Other operating income	632	638
Total other income	2,757	2,899

Other expense:
Salaries and employee benefits	6,315	4,933
Net occupancy and equipment expense	1,439	1,222
Other operating expenses	2,841	2,193
Total other expense	10,595	8,348
Income before income taxes	4,426	3,153

Income tax expense	1,415	923
Net income	$3,011	$2,230
Earnings per share:
Basic	$0.25	$0.26
Diluted	$0.25	$0.26
Weighted average shares:
Basic	12,069	8,511
Diluted	12,245	8,679
Cash dividends per common share	$0.076	$0.072

CONTACT:

GB&T Bancshares, Inc.

Gregory L. Hamby, EVP and CFO

+1-678-450-3369

ghamby@gbt.com

or

W. Michael Banks, Senior Vice President

+1-678-450-3480

mbanks@gbt.com